Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Insperity, Inc., a Delaware corporation; and (ii) that this agreement be included as Exhibit 1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Dated: March 27, 2014

STADIUM CAPITAL MANAGEMENT, LLC

By:	/s/ Alexander M. Seaver
Name: Alexander M. Seaver
Title: Managing Member

STADIUM CAPITAL MANAGEMENT GP, L.P.

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
Name: Alexander M. Seaver
Title: Managing Member

STADIUM CAPITAL QUALIFIED PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P.
General Partner

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
Name: Alexander M. Seaver
Title: Managing Member

STADIUM CAPITAL PARTNERS, L.P.

By:	Stadium Capital Management GP, L.P.
General Partner

By:	Stadium Capital Management, LLC
General Partner

By:	/s/ Alexander M. Seaver
Name: Alexander M. Seaver
Title: Managing Member

/s/ Alexander M. Seaver
Alexander M. Seaver

/s/ Bradley R. Kent
Bradley R. Kent